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                                 FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549






                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934




                       Date of Report: July 15, 1999
              Date of earliest event reported: July 14, 1999


                 THE MAY DEPARTMENT STORES COMPANY
          (Exact name of Registrant as specified in its charter)

   Delaware                   I-79               43-1104396
(State or other           (Commission         (IRS Employer
jurisdiction of           File Number)        Identification No.)
incorporation)



  611 Olive Street, St. Louis, Missouri               63101
(Address of principal executive offices)           (Zip code)



            Registrant's telephone number, including area code:
                               (314) 342-6300





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Item 5.   Other Events.

     On July 14, 1999, Standard & Poor's announced that it had upgraded the ratings of The May Department Stores Company's ("May") long-term corporate credit, senior unsecured debt and bank loan ratings to single-A-plus from single-A. At the same time, Standard & Poor's affirmed its single-A-1 ratings for May's short-term corporate credit and commercial paper. A security rating is not a recommendation to buy, sell or hold securities, inasmuch as it does not comment as to market price or suitability for a particular investor. Credit ratings may be subject to revision, suspension, or withdrawal at any time by the assigning rating organization; and each rating should be evaluated independently of any other rating.

Based on information from Standard & Poor's Corporation:

     An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

     - The rating may be modified by the addition of a plus or minus sign to show relative standing within the category.

     A short-term obligation rated "A-1" is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.






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                                 SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              THE MAY DEPARTMENT STORES COMPANY



Dated:  July 15, 1999     By:    /s/ Richard A. Brickson
                                   Richard A. Brickson
                                   Secretary and Senior Counsel






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